As Filed with the Securities and Exchange Commission on June__, 2008
Registration No.:  333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALSIUS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2620798 (I.R.S. Employer Identification No.)

15770 Laguna Canyon Road, Suite 150 Irvine, California (Address of Principal Executive Offices)	92618 (Zip Code)

Alsius Corporation 2006 Equity Incentive Plan
 (Full Title of the Plan)

William Worthen
President and Chief Executive Officer
Alsius Corporation
15770 Laguna Canyon Road, Suite 150
Irvine, California 92618
(949) 453-0150
 (Name, address and telephone for agent for service)

Copy to:
Ethan D. Feffer, Esq.
Sheppard, Mullin, Richter & Hampton llp
650 Town Center Drive, Fourth Floor
Costa Mesa, CA 92626
Phone: (714) 513-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share: To be issued under the Alsius Corporation 2006 Equity Incentive Plan (4)	3,479,890	$1.21	$4,210,666.90	$165.48

(1)	The securities to be registered include options and rights to acquire common stock.

(2)
Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Alsius Corporation 2006 Equity Incentive Plan, by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the Registrant's outstanding shares of common stock.

(3)
Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock as reported on the Nasdaq Global Market on June 18, 2008.

(4)	The Alsius Corporation 2006 Equity Incentive Plan was formerly known as the Ithaka Acquisition Corp. 2006 Equity Incentive Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

a)
Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2007, filed with the Commission on March 13, 2008, which contained audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

b)	Registrant's periodic report on Form 10-Q filed on May 15, 2008.

c)	Registrant's current reports on Form 8-K filed on January 28, 2008, March 3, 2008 and March 25, 2008.

d)
The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on July 12, 2007 (File No. 333-124521), including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Sheppard, Mullin, Richter & Hampton LLP, Orange County, California.  A partner at Sheppard Mullin holds 354 shares of the Company’s common stock in a family trust.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 8 of the Registrant’s Amended and Restated Certificate of Incorporation (Annex B of the Registrant’s Definitive Proxy Statement (No. 000-51362) limits the liability of the Registrant's directors and provides that such directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability: (i) for any breach of a director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which a director derives an improper personal benefit. The Amended and Restated Certificate of Incorporation also provides that the Registrant shall indemnify its directors to the fullest extent permitted by Section 145 of the DGCL.  In addition, Article 7 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.2 to the Form S-1 Registration Statement) provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent authorized under the laws of the State of Delaware. Our bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

The Registrant has entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. The Registrant maintains insurance for the benefit of any director or officer, which may cover claims for which it could not indemnify such persons.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

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Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 23rd day of June, 2008.

ALSIUS CORPORATION By: /s/ William J. Worthen William J. Worthen President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Alsius Corporation, a Delaware corporation, do hereby constitute and appoint William Worthen, President and Chief Executive Officer, and Brett Scott, Chief Financial Officer, and each of them, the lawful attorney-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ William J. Worthen William J. Worthen	President and Chief Executive Officer (Principal Executive Officer)	June 23, 2008

/s/ Brett L. Scott Brett L. Scott	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 23, 2008

/s/ Paul A. Brooke Paul A. Brooke	Chairman of the Board	June 23, 2008

/s/ Eric M. Hecht Eric M. Hecht	Director	June 23, 2008

/s/ Wende S. Hutton Wende S. Hutton	Director	June 23, 2008

/s/ Jack W. Lasersohn Jack W. Lasersohn	Director	June 23, 2008

/s/ Gregory D. Waller Gregory D. Waller	Director	June 23, 2008

/s/ Kurt C. Wheeler Kurt C. Wheeler	Director	June 23, 2008

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INDEX TO EXHIBITS

Exhibit No.	Description of Document
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (see page 4)